Exhibit 99.4
AMENDMENT AGREEMENT
     This AMENDMENT No. 1 (this “Amendment”), dated as of March 30, 2007, to the Stock Purchase Agreement (the “Agreement”), dated as of February 28, 2007, by and among DelStaff, LLC, a Delaware limited liability company (“Buyer”), W. Robert Stover (“WRS”) and each of the stockholders of Westaff, Inc., a Delaware corporation (the “Company”), listed on Exhibit A attached to the Agreement (collectively, the “Stockholders”), is entered into by and among Buyer, WRS and each of the Stockholders. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.
WITNESSETH:
     WHEREAS, the parties have entered into the Agreement, pursuant to which on February 28, 2007 Buyer purchased the Share Interests from each of the Stockholders, and each Stockholder sold his, her or its Share Interest to Buyer; and
     WHEREAS, the parties wish to amend the Agreement as set forth in this Amendment.
     NOW, THEREFORE, in consideration of the premises and in reliance on the representations, warranties, covenants and agreements contained in the Agreement and herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
     Section 1. Amendment to Definition of Outside Date. The definition of Outside Date contained in Section 1.01(a) of the Agreement is hereby amended and restated in its entirety to read as follows:
     ““Outside Date” means October 30, 2007, (a) as it may be extended by Buyer in its sole discretion, by written notice to the Stockholders, for up to two (2) consecutive six-month periods, provided Buyer is in compliance in all material respects with the provisions of this Agreement (including Sections 6.01 and 6.04), and (b) as it may be further extended by written agreement of the parties hereto.”
     Section 2. Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Amendment without the consent of the other parties hereto; provided, however, that Buyer may, without the consent of any of the other parties hereto (a) (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder, and (b) assign its rights and obligations pursuant to this Amendment, in whole or in part, in connection with any sale, transfer or other disposition of all or any portion of the Shares in any form of transaction or to its lenders providing financing for the purchase of the Shares. Notwithstanding the foregoing, in any and all of the cases described in clauses (a) and (b) of this Section 2, Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder.

     Section 3. Counterparts; No Third Party Beneficiaries. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or e-mail, shall be treated in all manner and respects as an original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail as a defense to the formation or enforceability of a contact and each such party forever waives any such defense. No provision of this Amendment is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.
     Section 4. Entire Agreement. This Amendment, the Agreement (and all exhibits and schedules thereto), the Pledge Agreement, the Custody Agreement, the Promissory Notes and the Guaranty constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.
     Section 5. Severability. If any term or provision of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms and provisions of this Amendment or any related agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
     Section 6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.
     Section 7. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Amendment and any related agreement or the transactions contemplated hereby or thereby shall be brought exclusively in any federal or state court located in the State of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.01 of the Agreement shall be deemed effective service of process on such party.
     Section 8. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AMENDMENT OR ANY RELATED AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
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     IN WITNESS WHEREOF, the parties hereto have duly executed, or caused to be duly executed by their respective authorized officers, this Amendment as of the day and year first above written.

DELSTAFF, LLC
By:	/s/ John Black
	Name:	John Black
	Title:	Manager

STOVER REVOCABLE TRUST DATED NOVEMBER 16, 1988, AS AMENDED
By:	/s/ W. Robert Stover
	Name:	W. Robert Stover
	Title:	Co-Trustee

W. ROBERT STOVER
/s/ W. ROBERT STOVER

THE STOVER FOUNDATION
By:	/s/ W. Robert Stover
	Name:	W. Robert Stover
	Title:	Vice President, Treasurer and Director

STOVER 1999 CHARITABLE REMAINDER UNITRUST DATED 4/21/99
By:	/s/ W. Robert Stover
	Name:	W. Robert Stover
	Title:	Co-Trustee

AMY STOVER-NEWTON
/s/ AMY STOVER-NEWTON

STEPHEN STOVER
/s/ STEPHEN STOVER

SUSAN STOVER
/s/ SUSAN STOVER

/s/ SUSAN J. STOVER
SUSAN J. STOVER, AS CO-TRUSTEE OF THE SUSAN J. STOVER IRREVOCABLE TRUST

U.S. BANK, AS CO-TRUSTEE OF THE SUSAN J. STOVER IRREVOCABLE TRUST
By:	/s/ Joyce M. Cutler
	Name:	Joyce M. Cutler
	Title:	VP and Trust Relationship Manager

/s/ STEPHEN R. STOVER
STEPHEN R. STOVER, AS CO-TRUSTEE OF THE STEPHEN R. STOVER IRREVOCABLE TRUST AS AMENDED 3/28/96

WAYNESBURG COLLEGE
By:	/s/ Roy Barnhart
	Name:	Roy Barnhart
	Title:	Vice President, Business and Finance

PRESBYTERIAN LAY COMMITTEE, INC.
By:	/s/ Stephen G. Brown
	Name:	Stephen G. Brown
	Title:	Chief Executive Officer